                                                       Registration No. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                               ------------------------

                                       FORM S-8

                                REGISTRATION STATEMENT

                                        UNDER

                              THE SECURITIES ACT OF 1933

                               ------------------------

                              YORK RESEARCH CORPORATION
                (Exact name of registrant as specified in its charter)

          DELAWARE                             [06-0608633]
   (State of incorporation)       (I.R.S. Employer Identification Number)

                                   280 Park Avenue
                                   Suite 2700 West
                              New York, New York  10017
                                    (212) 557-6200
            (Address and Telephone Number of Principal Executive Offices)

        THE YORK RESEARCH CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                               (Full title of the Plan)

                                 ROBERT M. BENINGSON
                                      PRESIDENT
                              YORK RESEARCH CORPORATION
                                   280 PARK AVENUE
                                   SUITE 2700 WEST
                              NEW YORK, NEW YORK  10017
                                    (212) 557-6200
              (Name, address and telephone number of agent for service)

                              -------------------------
                                       Copy to:

                                PHILIP S. OLICK, ESQ.
                                  MOSES & SINGER LLP
                             1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK  10019-6076

                            -----------------------------

                           CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



                                   Proposed
                                   maximum     Proposed
Title of                           offering    maximum           Amount of
securities         Amount to       price per   aggregate         registration
to be registered   be registered   share *      offering price   fee **
- ----------------   -------------   ---------   --------------    ------------

Common Stock,      250,000         $10.00      $2,500,000        $862.08
$.01 par value     shares

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



The approximate date of the commencement of sale of the securities covered by this Registration Statement shall be upon the effectiveness of this Registration Statement.



- -------------------------

* Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the Closing price for the Common Stock reported on the NASDAQ National Market System on September 5, 1996.

**  Proposed maximum aggregate offering price x .00034483.

                                        PART I
                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         NOTE: The document(s) containing the information concerning The York Research Corporation Employee Stock Ownership Plan and Trust, as amended (the "ESOP"), required by Item 1 of Form S-8 and the statement of availability of registrant information, ESOP information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

         The Prospectus included in Part I of the Registration Statement which is being filed with the Commission, conforms to the information required under
Part I of a Form S-3 Registration Statement covering the reoffer and resale of restricted securities.

                              YORK RESEARCH CORPORATION
                           CROSS REFERENCE SHEET REQUIRED
                           BY ITEM 501(B) OF REGULATION S-K



                    FORM S-3
                  ITEM NUMBER                     CAPTION IN PROSPECTUS
                  AND CAPTION                     ---------------------
                  -----------

      1.    Forepart of Registration        Facing Page of Registration
            Statement and Outside           Statement; Cross Reference Sheet
            Front Cover Page of             and Cover Page of Prospectus
            Prospectus

      2.    Inside Front and Outside        Available Information; Information
            Back Cover Pages of             Incorporated by Reference and
            Prospectus                      Table of Contents

      3.    Summary Information, Risk       The Company; Certain Risk
            Factors and Ratio of            Factors
            Earnings to Fixed Charges

      4.    Use of Proceeds                 Use of Proceeds

      5.    Determination of Offering       Not Applicable
            Price

      6.    Dilution                        Not Applicable

      7.    Selling Security Holders        Selling Stockholder

      8.    Plan of Distribution            Cover Page of Prospectus; Plan of
                                            Distribution and Selling
                                            Stockholder

      9.    Description of Securities       Description of Securities
            to be Registered

      10.   Interests of Named Experts      Legal Matters; Experts
            and Counsel

      11.   Material Changes                Not Applicable

      12.   Incorporation of Certain        Information Incorporated by
            Information by Reference        Reference

      13.   Disclosure of Commission        Indemnification of Officers and
            Position on Indemnification     Directors
            for Securities Act Liabilities

PROSPECTUS
- ----------

                              YORK RESEARCH CORPORATION
                            250,000 SHARES OF COMMON STOCK
        OWNED BY THE YORK RESEARCH CORPORATION EMPLOYEE STOCK OWNERSHIP TRUST


         This Prospectus is part of a Registration Statement covering the offer and sale by the Employee Stock Ownership Trust of York Research Corporation, a Delaware corporation (the "Company"), of a maximum of 250,000 shares of common stock, par value, $.01 per share, of the Company (the "Common Stock"). All of the shares which may be offered for sale by the Employee Stock Ownership Trust of the Company hereunder are presently issued and outstanding. See "Selling Stockholder" and "Plan of Distribution".

         No person has been authorized by the Company or the Employee Stock Ownership Trust to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Employee Stock Ownership Trust. Neither the delivery of this Prospectus nor any sale of the shares of the Common Stock of the Company offered hereunder by the Employee Stock Ownership Trust shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Prospectus.

         The Company's Common Stock is listed on the NASDAQ National Market System under the symbol "YORK".

                                     Underwriting
                    Price to         Discounts and     Proceeds to
                    Public           Commissions       Company
                    -------------    --------------    ----------------
Per Share           $10.00*               N/A            N/A
Total               $2,500,000            N/A            N/A

- ---------------------------
* Based on the closing price for the Common Stock on the NASDAQ National Market System on September 5, 1996.

                  INVESTMENT IN THE COMPANY'S COMMON STOCK INVOLVES
                     CERTAIN RISKS.  SEE "CERTAIN RISK FACTORS."

                      -----------------------------------------
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES NOR HAS THE COMMISSION OR ANY SUCH STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      -----------------------------------------

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 9, 1996

                                AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copies may be obtained (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and are also available for inspection and copying (at prescribed rates) at the Regional Offices of the Commission located at 7 World Trade Center, New York, New York 10048, and at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by mail addressed to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is http://www.sec.gov. Reports and other information concerning the Company may be inspected at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the shares of Common Stock offered hereunder. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the Exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an Exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. The Registration Statement, including the exhibits thereto, may be inspected and copied in the manner and at the locations described above.

         Additional updating information with respect to shares of Common Stock offered hereunder may be provided in the future by means of supplements to this Prospectus.

                        INFORMATION INCORPORATED BY REFERENCE

         The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this
Prospectus:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1996 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1996, all as filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above (the "Exchange Act Reports");

         (c) The Company's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders (except in each such case for that material contained in such proxy or information statement which is not deemed to be filed with the Commission pursuant to its rules and regulations); and

         (d) The description of the Common Stock contained in the Company's registration statement under Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY WILL PROMPTLY FURNISH WITHOUT CHARGE TO EACH PERSON TO
WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, THE ANNUAL REPORT TO STOCKHOLDERS FOR THE COMPANY'S LATEST FISCAL YEAR AND A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OR OTHERWISE INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS PROSPECTUS). REQUESTS SHOULD BE ADDRESSED TO YORK RESEARCH CORPORATION, 280 PARK AVENUE, SUITE 2700 WEST, NEW YORK, NEW YORK 10017, ATTENTION: TREASURER (TELEPHONE: (212) 557-6200).

                                     THE COMPANY

         The principal executive offices of the Company are located at 280 Park Avenue, Suite 2700 West, New York, New York 10017, telephone (212) 557-6200.

                                 CERTAIN RISK FACTORS

         The purchase of the Common Stock offered hereby involves certain risks. Prospective purchasers should carefully consider the following risk factors, as well as other matters set forth elsewhere in this Prospectus, before making an investment in the Company.

NATURE OF COGENERATION INDUSTRY

         The Company is engaged in the planning, developing, constructing and operation of cogeneration facilities and alternative energy projects. Cogeneration facilities simultaneously produce electricity and recover thermal energy from the combustion of clean burning gas and oil. The nature of cogeneration facilities is such that they require a net investment of money on the Company's part in the development phase. However, the Company has attempted to structure its projects to share this financial risk with partners or joint ventures and as its projects come on line it attempts to structure financing packages to minimize risk to the Company. However, since there are uncertainties in the development of each project, and even once in operation, each project has a limited number of customers, there can be no assurance that any particular project will be operated or developed successfully. To date, each of the Company's cogeneration projects has had only one customer (other than the thermal host) purchasing electricity from the project.

SHARES AVAILABLE FOR FUTURE SALE

         As of May 31, 1996, the Company had 13,462,857 shares of Common Stock outstanding. As of May 31, 1996, 5,984,653 shares of Common Stock are reserved for issuance in connection with outstanding warrants and stock options. As of May 31, 1996, all of the Company's issued and outstanding shares are currently eligible for public resale (in some cases subject to compliance with the volume limitations contained in of Rule 144 under the Securities Act). No precise predictions can be made as to the effect, if any, that sales of shares or the availability of shares for sale may have on market prices of the Company's Common Stock from time to time. Nevertheless, sales of substantial amounts of the Company's Common Stock in the public market, whether by the Company, or other existing stockholders, could adversely affect prevailing market prices.

                                 SELLING STOCKHOLDER

         All of the shares of Common Stock covered by this Prospectus have been issued to The York Research Corporation Employee Stock Ownership Trust (the "ESOP Trust"), pursuant to The York Research Corporation Employee Stock Ownership Plan, as amended (the "ESOP"). The ESOP Trust purchased such shares from the Company in a private transaction in January, 1996 through a demand, non-interest bearing purchase money loan from the Company, in payment for the price of the acquired shares of Common Stock in excess of the par value thereof which was paid in cash. In addition to the 250,000 shares of Common Stock offered hereby and registered hereunder, as of May 31, 1996, the ESOP Trust owned 1,280,997 shares of the Company's Common Stock, all of which are already registered under the Securities Act of 1933, as amended (the "Securities Act"), and which the ESOP Trust has been selling from time to time.

         The ESOP was established to provide eligible employees of the Company with beneficial ownership of the Common Stock of the Company and is intended to be a tax-qualified plan, as described in Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which satisfies the requirements for an employee stock ownership plan described in Section 4975(e)(7) of the Code. Assets of the ESOP Trust are intended to be invested primarily in the Common Stock of the Company. The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         H. Clifton Whiteman, who is also a director of the Company, is the trustee of the ESOP Trust (the "ESOP Trustee") pursuant to a trust agreement (as the same may be amended from time to time, the "Trust Agreement"). The ESOP Trustee holds the assets of the ESOP Trust in trust for the benefit of participants in the ESOP. All contributions to the ESOP Trust are made by the Company without any deductions from employee participants' paychecks and without requiring their investment of personal savings. The ESOP Trustee is empowered under the ESOP and the Trust Agreement to receive and hold contributions and other assets of the ESOP Trust, incur indebtedness, make payments on ESOP Trust debt and make distributions to participants in the ESOP in accordance with the terms thereof. The shares of Common Stock held by the ESOP Trust are allocated from time to time by the ESOP Trustee to the accounts of eligible employees of the Company pursuant to the terms and conditions of the ESOP and the Trust Agreement.

         Mr. Whiteman has served as a director of the Company since July, 1991. From March 1982 through March 1989, Mr. Whiteman served as Executive Vice President of The Bank of Tokyo Trust Company. Following his retirement in April 1989, he was a consultant to The Bank of Tokyo

Group in New York City until April 1992. Mr. Whiteman serves on the Board of Directors of Keene Corporation and Teltec Communications Corp.

         A copy of the ESOP and the Trust Agreement have been filed as Exhibits 4(a) and 4(b), respectively, to the Registration Statement. Reference is made thereto for the full text of the ESOP and the Trust Agreement and the summary information herein given is subject thereto and qualified in its entirety by such reference. Copies of the ESOP, the Trust Agreement and the Registration Statement may be examined at the offices of the Commission (see "Available Information") or obtained without charge from the Company (see "Information Incorporated by Reference").

         The table below sets forth the number of shares of Common Stock beneficially owned by the ESOP Trust as of May 31, 1996, the amount to be offered for the account of the ESOP Trust and the amount of shares of Common Stock to be owned by the ESOP Trust after completion of this offering. All of the shares shown as to be owned after completion of Offering are covered by other registration statements, and may be sold thereunder by Mr. Whiteman and the ESOP Trust, respectively.

                          Number of                          Number of Shares of
                          Shares of        Number of         Common Stock
                          Common           Shares of         Owned After
                          Stock            Common            Offering (and
                          Beneficially     Stock Offered     Percentage of Class
Selling Stockholder       Owned (1)        Hereunder         Owned)
- -------------------       ------------     -------------     -------------------

H. Clifton Whiteman       1,646,197 (2)    250,000 (3)       1,396,197(12.2%)

ESOP Trust                1,530,997 (4)    250,000 (4)       1,280,997(11.4%)


- ----------------------------


1 Unless otherwise indicated, the named beneficial owner possesses sole voting and investment power with respect to the shares of Common Stock.

2 Includes 75,200 shares owned directly by Mr. Whiteman; warrants to purchase 40,000 shares of Common Stock; and 1,530,997 shares of Common Stock owned by the ESOP of which Mr. Whiteman is Trustee.

3 Includes 250,000 shares of Common Stock owned by the ESOP of which Mr. Whiteman is the Trustee.

4 The shares of Common Stock shown for the ESOP Trust are also included within the shares of Common Stock beneficially owned and offered by Mr. Whiteman. (See Footnotes (2) and (3) above).

                                   USE OF PROCEEDS

         Shares of Common Stock covered by this offering may initially be used as collateral for loans to the ESOP Trust by third parties (which may include prospective purchasers). All funds so received (net of any direct costs) will be used to reduce existing purchase money loans payable to the Company by the ESOP Trust.

         As each payment is made to the Company, shares remaining in the ESOP Trust will be allocated to the accounts of individuals in accordance with Plan provisions and those shares will continue to be held by the Trustee in accordance with the Plan for the benefit of the participants.

         The Trustee of the ESOP Trust plans to sell shares of Common Stock from time to time in order to reduce part or eliminate all of the debt incurred. When all of the debt has been retired through a combination of Company contributions and sales of shares of Common Stock at a profit to the Plan, the balance of shares of Common Stock will have been allocated to individual accounts.

                                 PLAN OF DISTRIBUTION

         The shares of Common Stock owned by the Selling Stockholder and offered hereunder may be sold from time to time by the Selling Stockholder in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The shares of Common Stock may be sold by one or more of the following methods: (a) private transactions; (b) block trades in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchases by a broker or dealer as principal and sale by such broker or dealer for its account pursuant to this Prospectus; (d) an exchange distribution in accordance with the rules of such exchange; and (e) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 144A may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus.

         Upon the Company being notified by the Selling Stockholder that any material arrangement has been entered into with broker-dealer for the sale of shares of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of shares of Common Stock involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
(v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.


                              DESCRIPTION OF SECURITIES

COMMON STOCK

         The Company is authorized to issue 50,000,000 shares of Common Stock. On May 31, 1996, approximately 13,462,857 shares of Common Stock were issued and outstanding.

         Each holder of a share of Common Stock is entitled to one vote per share in the election of the Company's directors and on all other matters to which stockholders are entitled to vote, subject to prior dividend rights that may be applicable to any outstanding Class A Common Stock and preferred stock. The holders of shares of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Subject to prior liquidation rights of any outstanding preferred stock, the holders of Common Stock are entitled to share in any distribution to stockholders upon the liquidation, dissolution or winding up of the Company.

         The holders of Common Stock have no preemptive or other subscription or conversion rights, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock, including the shares offered hereby, are fully paid and non-assessable.

         The stockholders of the Company may act upon the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company entitled to vote thereon, EXCEPT in the following instances, each of which requires the affirmative vote of the holders of eighty percent (80%) of the issued and outstanding shares of the Company entitled to vote: (1) any amendment to the By-Laws of the Company; and (2) any amendment to the Certificate of Incorporation of the Company which (a) affects the classification of the Board of Directors of the Company; (b) provides that directors may be removed without cause; and (c) amends the Article in the

Company's Certificate of Incorporation which provides for the super majority voting requirements set forth above.

CLASS A COMMON STOCK

         The Company is authorized to issue up to 10,000,000 shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"). As of May 31, 1996, no shares of Class A Common Stock had been issued or were outstanding.

         Holders of Class A Common Stock are entitled to (i) one one-hundredth (1/100th) of a vote for each share held; and (ii) the preference to receive a cumulative dividend, declared by the Board of Directors on any other class or series of shares of common stock, in the aggregate amount of $.20 per share. All other rights of holders of Class A Common Stock are the same as holders of Common Stock.

PREFERRED STOCK

         The Company is authorized to issue up to 6,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"), in one or more classes and series, having such voting rights, dividend and liquidation rights and preferences, redemption, sinking fund and convertibility provisions, and certain other preferences, rights and provisions permitted in the Certificate of Incorporation as the Board of Directors may fix in providing for the issuance of such series without any vote or action by stockholders.

         As of May 31, 1996, no shares of Preferred Stock had been issued or were outstanding.

CLASSIFICATION OF DIRECTORS

         The Company's Board is divided into three classes of directors: Class A; Class B; and Class C. Each class is to be a nearly as equal in number as possible. Directors in each class are elected for a term of three years, and hold office until the Annual Meeting of Stockholders in the year in which the term of their office expires and until their successors are qualified. The Company currently has three directors, one director in each class.

                                    LEGAL MATTERS

         Certain legal matters with respect to the shares of Common Stock offered hereby are being passed upon for the Company by Moses & Singer LLP, 1301 Avenue of the Americas, New York, New York 10019-6076.


                                       EXPERTS

         The financial statements incorporated by reference in this Prospectus (other than the financial statements contained in any quarterly report on Form 10-Q) have been audited by Grant Thornton LLP, independent certified public accountants, for the years ended February 28, 1996, February 28, 1995 and February 28, 1994, as indicated in Grant Thornton LLP's reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as an expert in giving said reports.


                      INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Article THIRTEENTH of the Company's Certificate of Incorporation provides that the Company shall indemnify any person against any expenses which may be imposed upon or reasonably incurred by him in connection with any action, suit or proceeding in which he may be named as a party defendant by reason of his being or having been a director or officer of the Company provided that the right of indemnification shall not extend to any expenses imposed upon or incurred by him in relation to matters as to which he shall finally be adjudged to be liable for negligence or misconduct in the performance of his duties as such director and officer, or to any sum paid by him to the Company in settlement of an action, suit or proceeding based on his alleged dereliction of duty.

         The Certificate of Incorporation of the Company eliminates or limits the ability of the Company and its stockholders to recover monetary damages from a director for breach of his fiduciary duty as a director; but the law does not permit such provision to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for paying a dividend or approving a stock repurchase which is illegal under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for an act or omission occurring prior to the date such provision became effective.

         The foregoing provision does not change a director's duty of care, but it does authorize a corporation to eliminate monetary liability for violations of that duty. In addition, such provision does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty.

         Section 145 of the Delaware General Corporation Law provides that a Delaware corporation such as the Company has the power to indemnify its officers and directors who were or are parties or are threatened to be made parties to any threatened, pending or contemplated action, suit or proceeding by reason of the fact that they are officers or directors of the corporation, against expenses, judgments, fines and amounts paid in settlement incurred in good faith in connection with such action, suit or proceeding, provided that the officer(s) or director(s) concerned acted in good faith.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities offered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There is hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by York Research Corporation, a Delaware corporation (the "Company"), with the
Commission:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1996, filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which includes the financial statements of the Company for such year and the report thereon of the Company's independent certified public accountants); and

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Common Stock, $.01 per share par value (the "Common Stock"), of the Company, which is contained in the registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered hereby (I.E., the Company's Common Stock) is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article THIRTEENTH of the Company's Certificate of Incorporation provides that the Company's shall indemnify any person against any expenses which may be imposed upon or reasonably incurred by him in connection with any action, suit or proceeding in which he may be named as a party defendant by reason of his being or having been a director or Company provided that the right of indemnification shall not extend to any expenses imposed upon or incurred by him in relation to matters as to which he shall be finally be adjudged to be liable for negligence or misconduct in the performance of his duties as such director and officer, or to any sum paid by him to the Company in settlement of an action, suit or proceeding based on his alleged dereliction of duty.

         On May 16, 1988, the Company amended its Certificate of Incorporation to take advantage of a recent change to the Delaware General Corporation Law by adopting Article SEVENTEENTH which eliminates or limits the ability of the Company and its stockholders to recover monetary damages from a director for breach of his fiduciary duty as a director; however, the law does not permit such provision to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for paying a dividend or approving a stock repurchase which is illegal under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for an act or omission occurring prior to the date such provision became effective.

         The foregoing provision does not change a director's duty of care, but it does authorize the Company to eliminate monetary liability for violations of that duty. In addition, such provision does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify its officers and directors who were or are parties or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding by reason of the fact that they are officers or directors of the corporation, against expenses, judgments, fines and amounts paid in settlement incurred in good faith in connection with such action, suit or proceeding, provided that the officer(s) or director(s) concerned acted in good faith.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The restricted securities to be reoffered and resold pursuant to this registration statement were acquired directly from the issuer in private transactions exempt from registration under Section 4(2) of the Securities Act of 1933.


ITEM 8.  EXHIBITS.

         See Index to Exhibits.


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              YORK RESEARCH CORPORATION
                          REGISTRATION STATEMENT ON FORM S-8


                                  INDEX TO EXHIBITS

                                                                   Sequentially
Exhibit Number              Description                            Numbered Page

   4(a)         Copy of Employee Stock Ownership Plan                 *

   4(b)         Copy of Employee Stock Ownership                      *
                Trust Agreement

   5            Opinion of Moses & Singer LLP                        22

   24(a)        Consent of Grant Thornton LLP                        23

   24(b)        Consent of Moses & Singer LLP                        22
                (included in Exhibit 5)

   25           Powers of Attorney (included in                      21
                signature pages forming a part hereof)


- ---------------------------
*  Incorporated by reference from Registration Statement 33-63730.

                                      SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on this 1st day of September 9, 1996.

                                                 YORK RESEARCH CORPORATION


                                                 By:  /s/ Robert M. Beningson
                                                    -------------------------
                                                      Robert M. Beningson
                                                      President


                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Beningson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                   Capacity                           Date
- ---------                   --------                           ----

/s/ Robert M. Beningson     Chairman of the Board,             September 9, 1996
- -----------------------      President, Chief Executive
Robert M. Beningson          Officer and Director

/s/ Michael Trachtenberg    Executive Vice President,          September 9, 1996
- ------------------------     Chief Financial Officer,
Michael Trachtenberg         Principal Accounting Officer
                             and Secretary

/s/ Clifton Whiteman        Director                           September 9, 1996
- --------------------
H. Clifton Whiteman

/s/ Stanley Weinstein       Director                           September 9, 1996
- ---------------------
Stanley Weinstein